Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended June 30, 2019

NEWPORT, RI - August 12, 2019 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended June 30, 2019.
2nd Quarter Highlights

•	Net income attributable to Pangaea Logistics Solutions Ltd. of $4.0 million as compared to $5.8 million for the three months ended June 30, 2018.

•	Earnings per share were $0.09 as compared to $0.13 for the three months ended June 30, 2018.

•
Pangaea's TCE rates were $12,933 for the three months ended June 30, 2019 and $13,728 for the three months ended June 30, 2018 while the market average for the second quarter of 2018 was approximately $8,665, giving the Company an overall average premium over market rates of approximately $4,268 or 49%.

•	At the end of the quarter, Pangaea had $43.7 million in cash, restricted cash and cash equivalents.

•	Initiated and paid quarterly cash dividend of $0.035 per common share.

Ed Coll, Chief Executive Officer of Pangaea Logistics Solutions, commented:

“Our second quarter results continued to outperform a turbulent market thanks to our active differentiated business model.  We reported positive net income once again, declared and payed our first dividend, and continued to expand our platform by investing in our niche trades through the ordering of two new ice class post panamax vessels and the purchase of three second-hand vessels. Among those purchased ships was Nantong K, to be renamed Bulk Friendship, which will be delivered to us in September as part of our planned fleet renewal. Our markets have demonstrated extraordinary resiliency since hitting lows early this year, but we remain cautious of the risks of uncertain times in international trading and commerce. Our committed cargo relationships help mitigate this type of risk, as does our flexible charter-in strategy that keeps our chartered-in tonnage in sync with our cargo commitments.”

Mr. Coll added, “Looking ahead, we move into our seasonally strong summer ice season in good shape, hoping to further extend our services to customers who appreciate our capabilities and performance. We will continue to carefully approach our markets to expand in areas where we can continue to achieve above market returns by providing exceptional service to meet the needs of our partners and clients.”

Results for the three months ended June 30, 2019 and 2018
Total revenue was $83.3 million for the three months ended June 30, 2019, compared with $96.8 million for the three months ended June 30, 2018. The total number of shipping days performed decreased by 17 percent to 3,562, compared to 4,283 days during the second quarter of 2018.
The average TCE rate achieved was $12,933 per day for the three months ended June 30, 2019, slightly lower than the average of $13,728 per day for the same period in 2018. The achieved premium over the average market increased to $4,268 per day or 49% for the three months ended June 30, 2019, from $3,355 per day or 32% for the three months ended June 30, 2018. The total number of shipping days decreased 17% to 3,562 in the three months ended June 30, 2019, compared to 4,283 for the same period in 2018, predominantly due to the decrease in time charter days. Net income held relatively steady at $4.0 million as compared to $5.8 million for the three months ended June 30, 2018.

Liquidity and Cash Flows
Cash, restricted cash and cash equivalents were $43.7 million as of June 30, 2019, compared with $56.1 million on December 31, 2018.
At June 30, 2019 and December 31, 2018, the Company had working capital of $28.5 million and $34.5 million, respectively. For the six months ended June 30, 2019, the Company’s net cash provided by operating activities was $19.6 million, compared to $20.8 million for the six months ended June 30, 2018.

For the six months ended June 30, 2019 and 2018, net cash used in investing activities was $33.5 million and $2.8 million, respectively. Net cash provided by financing activities was $1.5 million for the six months ended June 30, 2019 while net cash used in financing activities was $4.1 million for the six months ended June 30, 2018. These changes reflect the Company’s investment in and purchase of a new vessel in 2019, including the m/v Bulk Spirit, which was financed under a finance lease arrangement and the m/v Bulk Independence which was financed under a commercial loan facility. The financing activities also include a dividend paid to our JV partners of $ 4.7 million and a dividend paid to the common stockholders of $3.8 million.
Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on August 13, 2019 at 8:00 a.m., Eastern Time (ET). To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID#7487666.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for two weeks and can be accessed by calling (855) 859-2056 (domestic) or (404) 537-3406 (international) and referencing ID#7487666.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Income
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Voyage revenue	$77,430,067	$81,847,649	$143,281,414	$152,166,843
Charter revenue	5,860,548	14,975,553	19,553,386	23,629,652
	83,290,615	96,823,202	162,834,800	175,796,495
Expenses:
Voyage expense	37,224,412	38,027,489	69,398,519	68,195,517
Charter hire expense	18,317,345	30,683,892	43,264,714	53,379,827
Vessel operating expense	11,074,547	10,046,709	20,828,922	19,895,874
General and administrative	5,358,991	4,378,671	9,392,671	8,506,969
Depreciation and amortization	4,491,327	4,391,069	8,868,515	8,729,257
Loss on sale and leaseback of vessels	—	860,426	—	860,426
Total expenses	76,466,622	88,388,256	151,753,341	159,567,870

Income from operations	6,823,993	8,434,946	11,081,459	16,228,625

Other expense:
Interest expense, net	(2,101,052)	(2,091,989)	(4,308,220)	(4,152,725)
Interest expense on related party debt	(11,138)	(53,914)	(38,036)	(117,373)
Unrealized gain (loss) on derivative instruments, net	215,171	553,701	2,504,957	(8,904)
Other income	232,092	30,000	399,912	458,332
Total other expense, net	(1,664,927)	(1,562,202)	(1,441,387)	(3,820,670)

Net income	5,159,066	6,872,744	9,640,072	12,407,955
Income attributable to non-controlling interests	(1,126,565)	(1,099,721)	(1,905,017)	(2,309,938)
Net income attributable to Pangaea Logistics Solutions Ltd.	$4,032,501	$5,773,023	$7,735,055	$10,098,017

Earnings per common share:
Basic	$0.09	$0.14	$0.18	$0.24
Diluted	$0.09	$0.13	$0.18	$0.24

Weighted average shares used to compute earnings per common share:
Basic	42,767,785	42,252,552	42,684,966	42,259,594
Diluted	43,293,022	42,763,925	43,202,187	42,632,688

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$41,161,115	$53,614,735
Accounts receivable (net of allowance of $2,183,096 at June 30, 2019 and $2,357,130 December 31, 2018)	15,995,543	28,481,787
Bunker inventory	17,446,489	19,222,087
Advance hire, prepaid expenses and other current assets	18,495,225	12,187,551
Total current assets	93,098,372	113,506,160

Restricted cash	2,500,000	2,500,000
Fixed assets, net	301,096,555	281,355,366
Investment in newbuildings in-process	7,657,000	—
Finance lease right of use assets, net	54,864,199	56,113,096
Total assets	$459,216,126	$453,474,622

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$31,169,464	$31,897,507
Related party debt	1,185,782	2,877,746
Deferred revenue	8,814,462	14,717,072
Current portion of secured long-term debt	14,952,927	20,127,742
Current portion of finance lease liabilities	6,632,119	5,364,963
Dividend payable	1,864,431	4,063,598
Total current liabilities	64,619,185	79,048,628

Secured long-term debt, net	102,394,123	95,374,270
Finance lease liabilities	54,508,878	45,684,727

Commitments and contingencies (Note 7)

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 44,451,940 shares issued and outstanding at June 30, 2019; 43,998,560 shares issued and outstanding at December 31, 2018	4,445	4,400
Additional paid-in capital	156,855,761	155,946,452
Retained earnings	11,916,436	5,737,199
Total Pangaea Logistics Solutions Ltd. equity	168,776,642	161,688,051
Non-controlling interests	68,917,298	71,678,946
Total stockholders' equity	237,693,940	233,366,997
Total liabilities and stockholders' equity	$459,216,126	$453,474,622

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2019	2018
Operating activities
Net income	$9,640,072	$12,407,955
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	8,868,515	8,729,257
Amortization of deferred financing costs	365,564	331,061
Amortization of prepaid rent	59,299	60,968
Unrealized (gain) loss on derivative instruments	(2,504,957)	8,904
Gain from equity method investee	(247,312)	(90,000)
Provision for doubtful accounts	320,491	(148,458)
Loss on sale of vessel	—	860,426
Drydocking costs	(1,545,094)	(1,497,979)
Recognized cost for restricted stock issued as compensation	1,045,507	839,396
Change in operating assets and liabilities:
Accounts receivable	12,165,753	2,855,167
Bunker inventory	1,775,598	(2,033,966)
Advance hire, prepaid expenses and other current assets	(6,002,847)	(844,650)
Accounts payable, accrued expenses and other current liabilities	1,546,305	844,340
Deferred revenue	(5,902,610)	(1,516,665)
Net cash provided by operating activities	19,584,284	20,805,756

Investing activities
Purchase of vessels and vessel improvements	(25,557,060)	(2,517,355)
Purchase of building and equipment	(281,011)	(360,286)
Proceeds from sale of equipment	—	31,594
Net cash used in investing activities	(33,495,071)	(2,846,047)

Financing activities
Proceeds from long-term debt	14,000,000	—
Payments of related party debt	(1,691,964)	(2,487,226)
Payments of financing fees and issuance costs	(277,577)	(367,052)
Payments of long-term debt	(12,242,949)	(12,145,694)
Proceeds from finance leases	13,000,000	13,000,000
Dividends paid to non-controlling interests	(4,666,665)	(904,803)
Payments of finance lease obligations	(2,908,693)	(1,014,939)
Accrued common stock dividends paid	(3,754,985)	—
Cash paid for incentive compensation shares relinquished	—	(101,075)
Proceeds from private placement of common stock, net of issuance costs	—	(50,812)
Net cash provided by (used in) financing activities	1,457,167	(4,071,601)

Net (decrease) increase in cash, cash equivalents and restricted cash	(12,453,620)	13,888,108
Cash, cash equivalents and restricted cash at beginning of period	56,114,735	38,531,812
Cash, cash equivalents and restricted cash at end of period	$43,661,115	$52,419,920

Supplemental cash flow information and disclosure of noncash items
Cash paid for interest	$4,414,197	$3,809,699

Cash and cash equivalents	$41,161,115	$48,919,920
Restricted cash	2,500,000	3,500,000
	$43,661,115	$52,419,920

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net Revenue
Income from operations	$6,823,993	$8,434,946	$11,081,459	$16,228,625
General and administrative	5,358,991	4,378,671	9,392,671	8,506,969
Depreciation and amortization	4,491,327	4,391,069	8,868,515	8,729,257
Net Revenue	$16,674,311	$18,065,112	$29,342,645	$34,325,277

Adjusted EBITDA
Income from operations	$6,823,993	$8,434,946	$11,081,459	$16,228,625
Depreciation and amortization	4,491,327	4,391,069	8,868,515	8,729,257
Adjusted EBITDA	$11,315,320	$13,686,441	$19,949,974	$25,818,308

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Net revenue. Net revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents income or loss from operations before depreciation, amortization and, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessels and certain non-recurring income and/or expense. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessel and certain non-recurring income and/or expenses, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Sean Silva
Prosek Partners
646 493 9632
ssilva@prosek.com

Tom Rozycki
Prosek Partners
646 818 9208
trozycki@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.